UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015
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Phillips Edison Grocery Center REIT I, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 1, 2015, Phillips Edison Grocery Center REIT I, Inc. (the “Company”) entered into amended agreements to revise certain fees that are paid to Phillips Edison NTR LLC (the “Advisor”) in consideration for the advisory services that the Advisor provides to the Company. Beginning October 1, 2015, the Company will no longer pay the 0.75% financing fee to the Advisor. The asset management fee will remain at 1% of the cost of the Company’s assets, but will be paid 80% in cash and 20% in Class B units of Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Operating Partnership”). The changes were approved by the Conflicts Committee of the Company’s Board of Directors after a review of the compensation paid by peer group companies to their external advisors.
In order to effectuate these changes, on October 1, 2015, the Company, the Operating Partnership and the Advisor entered into a first amendment to the Advisory Agreement among the parties dated December 3, 2014 (the “Advisory Agreement”), which provides that, commencing October 1, 2015, (1) the 0.75% financing fee to the Advisor will be terminated and (2) the asset management fee will be paid in cash, on a monthly basis in arrears, in the amount of 0.06667% multiplied by the cost of the Company’s assets as of the last day of the preceding monthly period. This fee will be appropriately prorated for any partial month.
In addition, on October 1, 2015, a first amendment was made to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership by and among the Company, American Realty Capital II Advisors, LLC, the Advisor, and Phillips Edison Special Limited Partner I LLC that was originally dated December 1, 2014 (the “Partnership Agreement”), which provides that, for each quarter beginning on or after October 1, 2015, the number of Class B units of the Operating Partnership that are issued in consideration for asset management services will be reduced from 0.25% to 0.05% multiplied by the cost of the Company’s assets and then divided by the most recent primary offering price for a share of the Company’s common stock less any selling commissions and dealer manager fees that would have been payable in connection with that offering. The Class B units will continue to be issued quarterly in arrears and remain subject to existing forfeiture provisions.
Except as noted above, there were no other material changes to the Advisory Agreement or the Partnership Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Date: October 2, 2015	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer